Exhibit 99.1

TO:	Executive Officers and Directors of Navistar International Corporation

DATE:	August 7, 2007

RE:	Notice of the Extension of the End Date of the Imposition of Blackout Period Pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”)
     On January 17, 2006, Navistar International Corporation (the “Company”) announced that it would not file with the Securities and Exchange Commission (the “SEC”) its Annual Report on Form 10-K for the fiscal year ended October 31, 2005 (the “2005 Annual Report”) on time because it was still in discussions with its registered public accounting firm regarding a number of accounting items. As a result, the Registration Statements on Form S-8, which register shares of the Company’s common stock that are acquired pursuant to employee benefit plans set forth below, among others, are not available for use. Consequently, on April 6, 2006, the Company sent you a notice informing you of the suspension of purchases of its shares by participants and beneficiaries (collectively, “Participants”) of the International Truck and Engine Corporation 401(k) Retirement Savings Plan, the International Truck and Engine Corporation Retirement Accumulation Plan, the International Truck and Engine Corporation 401(k) Plan for Represented Employees and the IC Corporation 401(k) Plan (collectively, the “401(k) Plans”). This suspension only prevents Participants of the 401(k) Plans from making additional investments in the Company’s common stock through the 401(k) Plans. Participants are still able to reallocate assets in their accounts from the Company’s common stock fund into the other investment options offered under the 401(k) Plans. Additionally, any new contributions to the 401(k) Plans that would otherwise have been invested in the Company’s common stock fund are being automatically invested in the JP Morgan Stable Value Fund investment option unless a Participant should elect otherwise.
     In its original notice to you dated April 6. 2006, the Company stated that the blackout period will begin on April 6, 2006 and will end at 4:00 pm Central Time on the day on which the 2005 Annual Report is filed with the SEC. Given the amount of time it is taking to review a number of complex and technical accounting items relating to the preparation of the Company’s audited financial statements, the end date of this blackout period has changed to 4:00 pm Central Time on the first day on which all of the following reports have been filed with the SEC:
•	the company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2006; and

•	Annual Reports on Form 11-K for the fiscal year ended December 31, 2006 for each of the 401(k) Plans.
     Aside from the foregoing, there are no other material changes in the information contained in the Company’s original notice to you on this matter.
     Section 306(a) of Sarbanes-Oxley requires that, during the blackout period, all executive officers and directors of the Company be prohibited from trading in all Company equity securities acquired by them in connection with their service and/or employment with the Company in such capacities (“Service Securities”). As a result, during the blackout period, you will not be able to directly or indirectly, acquire, dispose of or transfer any Service Securities, subject to certain limited exceptions. To determine whether an exception applies to a transaction by you in Service Securities, you should contact Robert J. Perna, the Company’s Corporate Secretary at (630) 753-2164, 4201 Winfield Road, Warrenville, IL 60555. You may also contact him via email at Robert.Perna@NAV-INTERNATIONAL .com.
     Please note that while only your Service Securities will be affected by this blackout period, your ability to acquire, dispose of, or transfer any of the Company’s equity securities that do not qualify as Service Securities, is subject to the Company’s insider trading policy. Therefore, prior to effecting any acquisition, disposition or transfer of the Company’s equity securities, you should confirm with the Company’s Legal Department that such transaction is permissible.
     If you have any questions concerning this notice, you should contact either Steven K. Covey or Robert J. Perna of the Company’s Legal Department.
NAVISTAR INTERNATIONAL CORPORATION
By: /s/ Robert J. Perna
Name: Robert J. Perna
Title: Corporate Secretary

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